UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

Filed by the Registrant   ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

REYNOLDS AMERICAN INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BAT/RAI Transaction Investor Q&A

1.	Why do you believe this is the best option for RAI shareholders?

•	We believe this is a unique opportunity to create significant value.

•	The transaction’s premiums and multiples are at the top of precedent transactions.

•	The stock consideration represented by American Depositary Shares provides an opportunity to participate in synergy realization and future upside from the combined company

2.	Does this deal appropriately value the potential benefit from lower U.S. corporate tax rates?

•	We are aware of the proposals from the incoming administration regarding potential changes to future U.S. corporate tax policy

•	Many uncertainties still remain regarding any new tax policy, including whether it will be passed at all, when it would be implemented, what the actual tax rate reduction would be, and what potential offsets may be included

•	Potential tax changes were one of many considerations of the Transaction Committee and full RAI board and both have approved the transaction with BAT [factors include interest rates, Hard Brexit, regulations, etc.]

•	Regarding potential future benefits from tax policy changes, the ADS stock component is an important element of consideration and provides for future upside from the combined company

3.	What are the tax implications from the transaction?

•	The transaction is expected to create a taxable event for RAI shareholders.

•	It is recommended to consult a tax advisor for information related to your specific situation.

4.	What implications does this transaction have for RAI’s dividend program?

•	RAI will continue its usual dividend policy until the transaction close

•	RAI shareholders have the opportunity for upside through retained ownership in the combined company.

•	Significant cash flows will enable BAT to maintain a strong investment grade credit rating.

•	BAT is expected to return significant capital to shareholders through a strong dividend.

5.	What are the conditions to close?

•	The transaction is contingent on BAT and RAI shareholder approval, as well as U.S. and Japanese anti-trust clearance along with certain other regulatory approvals and customary closing conditions.

•	We expect the transaction to close in the third quarter of this year.

6.	What does a Level III ADS mean? How is trading in these securities any different than ordinary NYSE listed common stock?

•	Foreign companies issuing Level II and Level III ADSs are mandated to fulfill all registration and reporting requirements imposed by the SEC. Level III ADSs can also raise capital through a public offering.

7.	What’s next for Susan Cameron/Debra Crew?

•	Pending the closing of the transaction, Susan and the RAI leadership team will continue her role as executive chairman and Debra will be running the business and preparing for the integration.

Specific Corporate Tax Policy Questions

1.	How does RAI view the potential for corporate tax reform including the potential for lower corporate tax rates under the new Trump Administration?

2.	How was this view factored into the transaction valuation?

a.	The initial BAT proposal of $56.50 (received prior to Trump election) was only increased by [$3.90] per share following Trump’s election – does this appropriately account for the potential of lower corporate taxes?

b.	Did RAI consider waiting to complete a transaction until after greater clarity is reached on future tax policy?

3.	If clarity is gained on future U.S. corporate tax policy before closing, how is this agreement impacted, if at all?

a.	Did RAI consider “Contingent Value Rights” or any other way to assign value to RAI shareholders should U.S. corporate tax policy change to include the potential for lower rates?

4.	What is RAI’s view of the potential for a Border Adjustment Tax (non-deductibility of foreign-sourced costs) under any new Tax policy?

a.	What elements of RAI’s costs are foreign-sourced and potentially subject to the discussed Border Adjustment Tax?

5.	What is RAI’s view of the potential for the continued deductibility of interest expenses under any new Tax policy?

Cautionary Statement Regarding Forward-Looking Statements

Statements included in this communication that are not historical in nature, including financial estimates and statements as to regulatory approvals and the expected timing, completion and effects of the proposed transaction, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this communication and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding the benefits of the proposed transaction, including future financial and operating results, financial forecasts or projections, the combined company’s plans, expectations, beliefs, intentions and future strategies, and other statements that are not historical facts, and other statements that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “predict,” “possible,” “potential,” “could,” “should” and similar expressions. These statements regarding future events or the future performance or results of Reynolds American Inc. (“RAI”) and its subsidiaries or the combined company inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied by the forward-looking statements.

Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed transaction to be consummated, or if consummated, could have an adverse effect on the results of operations, cash flows and financial position of RAI or the combined company, respectively, are the following: the failure to obtain necessary shareholder approvals for the proposed transaction; the failure to obtain necessary regulatory or other approvals for the proposed transaction, or if obtained, the possibility of being subjected to conditions that could reduce the expected synergies and other benefits of the proposed transaction, result in a material delay in, or the abandonment of, the proposed transaction or otherwise have an adverse effect on RAI or the combined company; the failure to satisfy required closing conditions or complete the proposed transaction in a timely manner or at all; the effect of restrictions placed on RAI’s and its subsidiaries’ business activities and the limitations put on RAI’s ability to pursue alternatives to the proposed transaction pursuant to the merger agreement; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the failure to realize projected synergies and other benefits from the proposed transaction; failure to promptly and effectively integrate RAI into British American Tobacco p.l.c. (“BAT”); the uncertainty of the value of the proposed transaction consideration that RAI shareholders will receive in the proposed transaction due to a fixed exchange ratio and a potential fluctuation in the market price of BAT common stock; the difference in rights provided to RAI shareholders under North Carolina law, the RAI articles of incorporation and the RAI bylaws, as compared to the rights RAI shareholders will obtain as BAT shareholders under the laws of England and Wales and BAT’s governing documents; the possibility of RAI’s and BAT’s directors and officers having interests in the proposed transaction that are different from, or in addition to, the interests of RAI shareholders generally; the effect of the announcement of the proposed transaction on the ability to retain and hire key personnel, maintain business relationships, and on operating results and businesses generally; the incurrence of significant pre- and post-transaction related costs in connection with the proposed transaction; evolving legal, regulatory and tax regimes; and the occurrence of any event giving rise to the right of a party to terminate the merger agreement. Discussions of additional risks, contingencies and uncertainties are contained in RAI’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except as provided by federal securities laws, RAI is not under any obligation to, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Additional Information

This communication may be deemed to be solicitation material in respect of the proposed transaction involving RAI and BAT. In connection with the proposed transaction, BAT will file with the SEC a registration statement on Form F-4 that will include the proxy statement of RAI that also constitutes a prospectus of BAT. RAI plans to mail the definitive proxy statement/prospectus to its shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR

ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BAT, RAI, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI and BAT through the SEC’s web site at http://www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI, when available, by contacting RAI Investor Relations at raiinvestorrelations@reynoldsamerican.com or by calling (336) 741-5165 or at RAI’s website at www.reynoldsamerican.com, and will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by BAT, when available, by contacting BAT Investor Relations at batir@bat.com or by calling +44 (0) 20 7845 1000 or at BAT’S website at www.bat.com.

RAI, BAT and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from RAI shareholders in respect of the proposed transaction that will be described in the proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from RAI shareholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. You may also obtain the documents that RAI files electronically from the SEC’s web site at http://www.sec.gov. Information regarding RAI’s directors and executive officers is contained in RAI’s Annual Report on Form 10-K for the year ended December 31, 2015 and its Proxy Statement on Schedule 14A, dated March 23, 2016, as supplemented, which are filed with the SEC. Information regarding BAT’s directors and executive officers is contained in BAT’s Annual Reports, which may be obtained free of charge from BAT’s website at www.bat.com.

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities in any jurisdiction pursuant to the acquisition, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.